Exhibit 99.1
HEARTWARE LIMITED ABN 34 111 970 257Level 57 MLC Centre 19-29 Martin Place Sydney NSW 2000 Ph: (+61 2) 9238 2064 Fax: (+61 2) 9238 2063 www.heartware.com http://www.heartware.com.au
Manager of Company Announcements
ASX Limited
Level 6
20 Bridge Street
SYDNEY NSW 2000
11 July 2008
BY E-LODGEMENT
Dear Sir / Madam
Results of Extraordinary General Meeting
In accordance with ASX Listing Rule 3.13.2 the Company is pleased to confirm that each of the resolutions put to shareholders at the Company’s Extraordinary General Meeting (held on 11 July 2008) were passed on a show of hands.
The resolutions put to shareholders were as follows:
(a) Resolution No. 1 — Approval of Share Issue
(b) Resolution No. 2 — Participation of Director in Placement — Mr Robert Thomas
(c) Resolution No. 3 — Participation of Director in Placement — Mr Tim Barberich
(d) Resolution No. 4 — Participation of Director in Placement — Dr Denis Wade
(e) Resolution No. 5 — Participation of Director in Placement — Dr Christine Bennett
(f) Resolution No. 6 — Participation of Related Party in Placement — Mrs Kyrenia Thomas
(g) Resolution No. 7 — Grant of Options to Mr Tim Barberich
The information required under Section 251AA of the Corporations Act is attached.
Yours faithfully
David McIntyre
Chief Financial Officer &
Company Secretary

HEARTWARE LIMITED
EXTRAORDINARY GENERAL MEETING — 11 July 2008
Disclosure of Proxy Votes
In accordance with sectio 251AA of the Corporations Act 2001, the following information is provided to the Australian Securities Exchange in relation to resolutions passed by members of HeartWare Limited at its Extraordinary General Meeting held on 11 July 2008.
Resolution Number Resolution 1 Resolution 2 Resolution 3 Resolution 4 Resolution 5 Resolution 6 Resolution 7 Decided by a show of hands (S) or poll (P) S _____ S _____ S _____ S _____ S _____ S _____ S Total number of proxy votes exercisable by proxies validly appointed 127,929,174 127,134,355 129,692,355 128,641,022 129,692,355 129,692,355 126,634,355 Total number of proxy votes in respect of which 126,753,275 125,857,191 128,415,191 127,363,858 128,415,191 128,407,316 121,410,171 the appointments specified that: 28,616 129,881 129,881 129,881 129,881 137,756 4,076,901 · The proxy is to vote for the resolution 1,818,181 55,000 55,000 1,106,333 55,000 55,000 55,000 · The proxy is to vote against the 1,147,283 1,147,283 1,147,283 1,147,283 1,147,283 1,147,283 1,147,283 resolution · The proxy is to abstain on the resolution · The proxy may vote at the proxy’s discretion Total votes cast on a poll in favour of the resolution _____ N/A _____ N/A _____ N/A _____ N/A _____ N/A _____ N/A _____ N/A Total votes cast on a poll against the resolution _____ N/A _____ N/A _____ N/A _____ N/A _____ N/A _____ N/A _____ N/A Total votes cast on a poll abstaining on the resolution _____ N/A _____ N/A _____ N/A _____ N/A _____ N/A _____ N/A _____ N/A Total votes exercisable by proxies which were not cast _____ N/A _____ N/A _____ N/A _____ N/A _____ N/A _____ N/A _____ N/A

David McIntyre
Chief Financial Officer & Company Secretary

#	The total number of open votes available to vote by the Chairman was 1,147,283 on each of Resolutions 1-7.